UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Earliest Event Reported)  February 28, 2003 (February 28, 2003)]

Citizens Bancshares Corporation
(Exact Name of Registrant as
Specified in its Charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction of Incorporation)	(CommissionFile Number)	(IRS Employer Identification Number)

75 Piedmont Avenue, NE, Atlanta, Georgia 30303
(Address of principal executive offices)

(404) 659-5959
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Item 2            Acquisition of Assets

            On February 28, 2003, Citizens Bancshares Corporation ("CBC") completed its acquisition of CFS Bancshares, Inc. ("CFS")

            Under the terms of the agreement, each outstanding share of CFS common stock was converted into the right to receive cash in the amount of $65.04.  Further information regarding the terms of the acquisition is contained in the "Agreement and Plan of Merger by and between Citizens Bancshares Corporation and CFS Bancshares, Inc., et al." and the amendment thereto attached hereto as Exhibit 99.1.

            CBC will have approximately $383 million in assets.

Item 7            Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)        Financial Statements of Business Acquired.

                        The Company will file the required financial statements by amendment to this Report as soon as practicable, but not later than 60 days after February 28, 2003.

            (b)            Pro Forma Financial Information.

                        The Company will file the required pro forma financial information by amendment to this Report as soon as practicable, but not later than 60 days after February 28, 2003.

            (c)            Exhibits.

99.1                 Agreement and Plan of Merger by and between Citizens Bancshares Corporation and CFS Bancshares, Inc., et al. dated May 30, 2002, as amended December 19, 2002.[1]/

99.2                  Press Release.

1 Incorporated by reference to Exhibit 99.1 to the Form 8-K filed by the Company May 30, 2002 and Exhibit 99.1 to the Form 8-K filed by the Company on December 31, 2002

Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CITIZENS BANCSHARES CORPORATION

                                                            By: // James E. Young
                                                                        James E. Young
                                                                        President

Dated:             February 28, 2003